EXHIBIT 32

Certification by the Chief Executive Officer and Chief Financial Officer
Relating to a Periodic Report Containing Financial Statements

I, Lon R. Greenberg, Chief Executive Officer, and I, Anthony J. Mendicino, Chief Financial Officer, of UGI Corporation, a Pennsylvania corporation (the “Company”), hereby certify that to our knowledge:
(1)
The Company’s periodic report on Form 10-Q for the period ended March 31, 2007 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.
*      *      *

CHIEF EXECUTIVE OFFICER	CHIEF FINANCIAL OFFICER

/s/ Lon R. Greenberg	/s/ Anthony J. Mendicino

Lon R. Greenberg	Anthony J. Mendicino

Date: May 10, 2007	Date: May 10, 2007